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                                                                   EXHIBIT 23.6

                  CONSENT OF ALEX. BROWN & SONS INCORPORATED

  We hereby consent to the use of Appendix B-2 containing our opinion letter dated June 5, 1997 (the "Opinion") to the board of directors of TSW International, Inc. ("TSW") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 of Indus International, Inc. relating to the business combination of TSW and The Indus Group, Inc. and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to the Opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

                                            Alex. Brown & Sons Incorporated

Date:                                   By: /s/ ALEX. BROWN & SONS INCORPORATED
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                                            Name:
                                            Title: